UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2005

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

a)	On February 22, 2005, the Personnel and Compensation Committee of the Kaman Corporation Board of Directors granted non-statutory stock options pursuant to the Kaman Corporation 2003 Stock Incentive Plan, as amended (the "Plan"), to the following executive officers:

Robert M. Garneau	Executive Vice President and Chief Financial Officer, Kaman Corporation	30,000 Class A shares

Russell H. Jones	Senior Vice President and Chief Investment Officer, Kaman Corporation	15,000 Class A shares

Please refer to the Plan for a description of the terms of the grants. The Plan has been filed with the Securities and Exchange Commission as exhibit 10a to Form 10-K for the year ended December 31, 2003 filed on March 5, 2004, Document No. 0000054381-04-000032.

b)
In a Form 8-K filed on November 10, 2004 as Document No. 0000054381-04-000081, the corporation reported that (i) a new Performance Period of three years under the Long Term Incentive program feature of the corporation's 2003 Stock Incentive Plan had been approved by the Personnel and Compensation Committee (the "Committee") of the Board of Directors on November 9, 2004, and  (ii) on the same date the Committee had approved the individuals participating in the new Performance Period, which individuals were named in the Form 8-K.

On February 22, 2005, the Committee approved the criteria that will be used to measure the corporation's performance during the Performance Period, which consist of average return on total capital, growth in earnings per share, and total return to shareholders.  The corporation's performance will be measured on a relative basis against the performance of the Russell 2000 index companies for the Performance Period, using the performance measures described in the preceding sentence.

Item 9.01 Financial Statements and Exhibits.

                   None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Robert M. Garneau
Robert M. Garneau
Executive Vice President and
Chief Financial Officer

Date: February 24, 2005

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

None.